KPMG LLP	Telephone	617 988 1000
99 High Street	Fax	617 988 0800
Boston, MA 02110-2371	Internet	www.us.kpmg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders

GE Funds:

We consent to the use of our report dated November 12, 2004, incorporated in this Registration Statement by reference, to the GE U.S. Equity Fund, GE Value Equity Fund, GE Small-Cap Value Equity Fund, GE Global Equity Fund, GE International Equity Fund, GE Premier Growth Equity Fund, GE Strategic Investment Fund, GE Government Securities Fund, GE Short-Term Government Fund, GE Tax-Exempt Fund, GE Fixed Income Fund, and GE Money Market Fund, each a series of GE Funds, and to the references to our firm under the captions “Financial Highlights” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS” in the Statement of Additional Information.

Boston, Massachusetts

January 26, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.